                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                        % OF    JURISDICTION OF
           NAME                                       OWNERSHIP  INCORPORATION
           ----                                       --------- ---------------
     1.FaciliCom International, L.L.C. ..............    100%      Delaware
     2.FCI (GP), L.L.C. .............................    100%      Delaware
     3.Nordiska Tele8 AB ............................     99%*     Sweden
     4.Cruisetel AB..................................    100%+     Sweden
     5.Tele8-Denmark A/S.............................    100%+     Denmark
     6.FaciliCom International (UK) Limited..........    100%*     UK
     7.FaciliCom International (Hong Kong Limited)...    100%*     Hong Kong
     8.FaciliCom Telekcommunikation GmbH.............    100%*     Germany
     9.Oy Teleykkanen AB.............................    100%*     Finland

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* Denotes subsidiary of FaciliCom International, L.L.C.
+ Denotes subsidiary of Nordiska Tele8 AB